UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2014

LiqTech International, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-53769	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)	(Zip Code)

+4544986000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2014, LiqTech International A/S, a Danish company (“Sub”) and a wholly owned subsidiary of LiqTech International, Inc., Nevada corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) by and among Sub, Provital Solutions A/S, a Danish company (“Target”) and Masu A/S, a Danish company (the “Seller”), pursuant to which Sub agreed to purchase, and the Seller agreed to sell, one hundred percent (100%) of the issued and outstanding capital stock in Target (the “Acquisition”).

Subject to certain terms and conditions contained in the Purchase Agreement, Sub shall pay the Seller cash consideration in the sum of DKK12,600,000, that is, approximately USD$2,300,000, and shall also cause to be delivered to the Seller shares of Common Stock (the “Payment Shares”) of the Company equal to DKK 33,600,000, that is, approximately, USD$6,100,000, based on the price of the Common Stock offered in the Public Offering (as defined in the Purchase Agreement).

Pursuant to the terms of the Purchase Agreement, once delivered, one-third (1/3) of the Payment Shares shall be subject to a lock-up period of six (6) months pursuant to a lock-up agreement to be entered into by the Seller. The remaining two-thirds (2/3) of the Payment Shares will be delivered to a mutually agreed upon escrow agent. One-third of the Payment Shares will be released from escrow contingent upon Target, for the year ending December 31, 2014, achieving (i) gross revenues of not less than DKK65,000,000 and EBITDA of DKK6,500,000, or (ii) EBITDA of not less than DKK10,000,000 and gross revenues of not less than DKK50,000,000. Another one-third of the Payment Shares will be released from escrow contingent upon Target, for the year ending December 31, 2015, achieving (i) gross revenues of not less than DKK120,000,000 and EBITDA of DKK12,000,000, or (ii) EBITDA of not less than DKK16,000,000 and gross revenues of not less than DKK80,000,000.

The purchase agreement includes “catch up” provisions that provide that the Payment Shares placed in escrow will be released from escrow if Target (1) for the years ending December 31, 2014 and December 31, 2015, achieves accumulated gross revenues (i) exceeding DKK185,000,000 and EBITDA of DKK18,500,000, or (ii) EBITDA of not less than DKK26,000,000 and gross revenues of not less than DKK130,000,000 or (2) for the year ending December 31, 2016, achieves gross revenues exceeding DKK105,000,000 and EBITDA of not less than DKK21,000,000. As part of the agreement, we are obligated to support Target with working capital to support its growth and launch of market-ready new products.

The Purchase Agreement contains certain representations and warranties as well as certain conditions precedent to the parties’ obligations to consummate the Acquisition and transactions contemplated by the Purchase Agreement. One such condition to Sub’s obligations to carry out the transactions contemplated by the Purchase Agreement is that the Sub shall have obtained satisfactory financing, in Sub’s sole discretion, to complete such transactions. Sub intends to obtain such financing pursuant to the Company’s Public Offering (as defined in the Purchase Agreement).

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01.    Regulation FD.

On July 16, 2014, the Company issued a press release announcing the Acquisition, a copy of which is attached hereto as Exhibit 99.3 and a press release announcing the Public Offering, a copy of which is attached hereto as Exhibit 99.4.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Provital Solutions A/S audited financial statements for the years ended December 31, 2013 and 2012 are attached as Exhibit 99.1 to this Form 8-K and are incorporated by reference into this Form 8-K.

The consent of BDO Statsautoriseret revisionsaktieselskab, Provital Solution A/S's independent auditors, is attached as Exhibit 23.1 to this Form 8-K.

(b) Pro Forma Financial Information.

The following unaudited proforma condensed combined financial information related to the acquisition by Sub of Provital Solutions A/S are attached as Exhibit 99.2 to this Form 8-K and are incorporated by reference into this Form 8-K:

(i)	Unaudited pro forma condensed combined Balance Sheet as of March 31, 2014;
(ii)	Unaudited pro forma condensed combined Statement of Operations as of March 31, 2014; and
(iii)	Notes to Unaudited pro forma condensed combined financial statements.
(c)	Not applicable.
(d)	Exhibits:
EXHIBIT	DESCRIPTION	LOCATION
Exhibit 10.1	Securities Purchase Agreement, dated July 15, 2014 by and among LiqTech International A/S, a Danish company, Provital Solutions A/S, a Danish company and Masu A/S, a Danish company	Provided herewith
Exhibit 23.1	Consent of BDO Statsautoriseret revisionsaktieselskab	Provided herewith
Exhibit 99.1	Provital Solutions A/S Financial Statements	Provided herewith
Exhibit 99.2	Unaudited Pro Forma Condensed Combined Financial Information	Provided herewith
Exhibit 99.3	Press Release, dated July 16, 2014	Provided herewith
Exhibit 99.4	Press Release, dated July 16, 2014	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIQTECH INTERNATIONAL, INC.
Date: July 16, 2014	/s/ Soren Degn
Soren Degn
Chief Financial Officer